Exhibit 3.4

State of Delaware Secretary of State Division of Corporations Delivered 05:22 PM 09/07/2007 FILED 05:10 PM 09/07/2007 SRV 070997281 — 4419826 FILE
CERTIFICATE OF FORMATION
OF
ACQUIRECO LLC
          This Certificate of Formation of Acquireco LLC (the “LLC”), dated as of September 7, 2007, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.)
          FIRST. The name of the limited liability company formed hereby is Acquireco LLC.
          SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is Corporation Service Company.
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Andrew A. Markus
Andrew A. Markus
Authorized Person

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF FORMATION
OF
ACQUIRECO LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

1.	The name of the limited liability company is Acquireco LLC (the “Company”).

2.	The Certificate of Formation of the Company is hereby amended to change the name of the Company to Telesat LLC.

3.	Accordingly, Article 1 of the Certificate of Formation shall, as amended, read in its entirety as follows:

The name of the limited liability company formed hereby is Telesat LLC.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Formation as of the 12th day of October, 2007.

ACQUIRECO LLC
By:	/s/ Avi Katz
	Name:	Avi Katz
	Title:	Vice President and Secretary

By:	/s/ Derek Murphy
	Name:	Derek Murphy
	Title:	Vice Chairman